 As filed with the Securities and Exchange Commission on November 16, 1999

                                                 Registration No. 333-87363
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              Amendment No. 1

                                    to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                --------------

                       EVEREST REINSURANCE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                --------------

               Delaware                             22-3263609
       (State of incorporation)        (I.R.S. Employer Identification No.)

        477 Martinsville Road                  Janet J. Burak, Esq.
             P.O. Box 830                     477 Martinsville Road
   Liberty Corner, New Jersey 07938                P.O. Box 830
            (908) 604-3000               Liberty Corner, New Jersey 07938
 (Address, including zip code, and                (908) 604-3000
  telephone number,including area      (Name, address, including zip code,
  code, of Registrant's principal      and telephone number, including area
         executive offices)                code, of agent for service)

                                --------------

                            EVEREST RE CAPITAL TRUST
      (Exact name of registrant as specified in its certificate of trust)

               Delaware                            Applied for
       (State of incorporation)        (I.R.S. Employer Identification No.)

  c/o Everest Reinsurance Holdings,            Janet J. Burak, Esq.
                 Inc.                         477 Martinsville Road
        477 Martinsville Road                      P.O. Box 830
             P.O. Box 830                Liberty Corner, New Jersey 07938
   Liberty Corner, New Jersey 07938               (908) 604-3000
            (908) 604-3000             (Name, address, including zip code,
  (Address, including zip code, and    and telephone number, including area
telephone number,including area code,      code, of agent for service)
 of registrant's principal executive
               offices)

                                   Copies to:
     Richard Warren Shepro, Esq.               Janet J. Burak, Esq.
        Carol S. Rivers, Esq.           Everest Reinsurance Holdings, Inc.
         Mayer, Brown & Platt                 477 Martinsville Road
       190 South LaSalle Street                    P.O. Box 830
     Chicago, Illinois 60603-3441        Liberty Corner, New Jersey 07938
            (312) 782-0600                        (904) 604-3000

                                --------------

  Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

       Title of Each Class of Securities          Amount to be       Proposed Maximum          Amount of
              to be Registered(1)                 Registered(1) Aggregate Offering Price(2) Registration Fee
------------------------------------------------------------------------------------------------------------
Everest Reinsurance Holdings, Inc. Senior Notes.
------------------------------------------------------------------------------------------------------------
Everest Reinsurance Holdings, Inc.
 JuniorSubordinated Notes....................
------------------------------------------------------------------------------------------------------------
Everest Re Capital Trust Preferred
Securities...................................
------------------------------------------------------------------------------------------------------------
Everest Reinsurance Holdings, Inc. Guarantee of
 Everest Re Capital
 Trust Preferred Securities(3)...............
------------------------------------------------------------------------------------------------------------
Total........................................     $450,000,000         $450,000,000             $125,100(4)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) An indeterminate principal amount or number of senior notes and junior subordinated notes of Everest Reinsurance Holdings, Inc. and an indeterminate number of preferred securities of Everest Re Capital Trust as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $450,000,000. Junior subordinated notes may be issued and sold to Everest Re Capital Trust in which event the junior subordinated notes may later be distributed to the holders of preferred securities.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(3) Includes the rights of holders of the preferred securities under the guarantee of preferred securities and the obligations of Everest Reinsurance Holdings, Inc. under the trust agreement of Everest Re Capital Trust, the indenture for the junior subordinated notes and any related supplemental indenture and the expense agreement, all of which are described in this Registration Statement. No separate consideration will be received for any of such guarantee or obligations.

(4) Previously paid.

                                --------------

   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell nor does it seek an offer to   +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              Subject to Completion. Dated November 16, 1999.

PROSPECTUS

                                  $450,000,000

                       EVEREST REINSURANCE HOLDINGS, INC.

             Senior Notes, Junior Subordinated Notes and Guarantee

                            EVEREST RE CAPITAL TRUST

                       Preferred Securities Guaranteed by
                       Everest Reinsurance Holdings, Inc.

                                  -----------

  We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities that we may offer.

  Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. You should carefully read this prospectus and any supplement before you invest in any of our securities.

  Everest Reinsurance Holdings, Inc. may offer and sell the following securities:

    . senior notes

    . junior subordinated notes

  Everest Re Capital Trust may offer and sell preferred securities guaranteed by Everest Holdings.

                                  -----------

  If we decide to list any of these securities on a national securities exchange upon issuance, the supplements to this prospectus will identify the exchange and state when we expect trading to begin.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

  We may offer these securities through underwriters or agents or directly to institutional investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

                                  -----------

                        Prospectus dated          , 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ABOUT THIS PROSPECTUS.....................................................   1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS......................   1

WHERE YOU CAN FIND MORE INFORMATION.......................................   2

EVEREST HOLDINGS..........................................................   3

THE PROPOSED RESTRUCTURING................................................   5

THE TRUST.................................................................   8

USE OF PROCEEDS...........................................................   9

RATIO OF EARNINGS TO FIXED CHARGES........................................   9

ACCOUNTING TREATMENT......................................................   9

DESCRIPTION OF THE SENIOR NOTES...........................................  10

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES..............................  19

DESCRIPTION OF THE PREFERRED SECURITIES...................................  29

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE.........................  36

DESCRIPTION OF THE EXPENSE AGREEMENT......................................  38

RELATIONSHIP AMONG THE PREFERRED SECURITIES, PREFERRED SECURITIES
 GUARANTEE AND JUNIOR SUBORDINATED NOTES HELD BY THE TRUST................  38

PLAN OF DISTRIBUTION......................................................  39

EXPERTS...................................................................  40

VALIDITY OF THE SECURITIES................................................  40

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we may sell up to $450,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information".

   Everest Re Capital Trust, referred to in this prospectus as the trust, has no independent function other than to issue securities and to purchase junior subordinated notes from Everest Reinsurance Holdings, Inc., referred to in this prospectus as Everest Holdings. This prospectus does not contain separate financial statements for the trust. Everest Holdings files consolidated financial information with the SEC that includes the trust. This prospectus also does not contain separate additional information about the trust because it is a wholly owned subsidiary of Everest Holdings and the trust is issuing non-convertible, investment grade securities, which are fully and unconditionally guaranteed by Everest Holdings. We do not believe that additional financial or other information regarding the trust would be useful to you.

   You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. "Incorporate by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus, any prospectus supplement and the information incorporated by reference in them may contain forward-looking statements within the meaning of the federal securities laws. Everest Holdings intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. In some cases, you can identify these statements by our use of forward-looking words such as "may", "will", "should", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential" or "intend". You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed in any of these documents under the caption "Risk Factors". The safe harbor provisions for forward-looking statements only apply to companies who have previously offered securities to the public. Because the trust's offer of the preferred securities constitutes its initial public offering of securities, the safe harbor provisions of the federal securities laws do not apply to it. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

   This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Everest Holdings and the trust. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, Everest Holdings files reports, proxy statements and other information with the SEC under the Exchange Act. You can read and copy any of this information at the following locations of the SEC:

  Public Reference Room     New York Regional Office   Chicago Regional Office
  450 Fifth Street, N.W.    7 World Trade Center       Citicorp Center
  Room 1024                 Suite 1300                 500 West Madison Street
  Washington, D.C. 20549    New York, New York 10048   Suite 1400
                                                       Chicago, Illinois
                                                       60661-2551

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like Everest Holdings, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by Everest Holdings under the Exchange Act is 1-13816.

   Everest Holdings' common stock is listed on the New York Stock Exchange and its stock symbol is "RE". You can inspect reports, proxy statements and other information concerning Everest Holdings at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Incorporation by Reference

   The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus or in any prospectus supplement, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed or will file with the SEC. These documents contain important information about Everest Holdings.

  . Annual Report on Form 10-K of Everest Holdings for the year ended
    December 31, 1998;

  . Quarterly Reports on Form 10-Q of Everest Holdings for quarters ended
    March 31, 1999, June 30, 1999 and September 30, 1999; and

  . All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in any prospectus supplement.

   Upon request, Everest Holdings will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                       Everest Reinsurance Holdings, Inc.
                             477 Martinsville Road
                                  P.O. Box 830
                     Liberty Corner, New Jersey 07938-0830
                           Attention: Janet J. Burak
                           Telephone: (908) 604-3000

                                EVEREST HOLDINGS

Business Operations

   Everest Holdings was established in 1993 in Delaware to serve as the parent holding company of Everest Reinsurance Company, referred to in this prospectus as Everest Re, a property and casualty reinsurer formed in 1973. Until October 6, 1995, Everest Holdings was an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America. On October 6, 1995, The Prudential sold its entire interest in Everest Holdings' shares of common stock in an initial public offering.

   Everest Holdings, through Everest Re, underwrites property and casualty reinsurance on a treaty and facultative basis for insurance and reinsurance companies in the United States and selected international markets. Reinsurance is a form of insurance purchased by an insurance company to indemnify it for all or part of the loss that it may sustain under insurance contracts that it has written. Insurance companies purchasing reinsurance are often referred to as ceding companies or reinsureds. Underwriting reinsurance on a treaty basis means that Everest Re reinsures one or more insurance companies pursuant to an agreement called a treaty, which sets forth the terms and conditions of the reinsurance. Treaties generally automatically reinsure a specific line or class of business. Underwriting reinsurance on a facultative basis means that Everest Re reinsures one specific policy as opposed to the reinsurance of a specific line or class of business.

   Everest Re writes reinsurance both through brokers and directly with ceding companies, giving it the flexibility to pursue business regardless of the ceding company's preferred reinsurance purchasing method. Everest Re and its subsidiaries also write primary property and casualty insurance. Primary insurance is purchased by insureds to pay amounts to them for economic losses sustained from unexpected events. Based on industry data at December 31, 1998 published by the Reinsurance Association of America, Everest Re is the sixth largest reinsurance company in the United States, ranked by statutory surplus. Statutory surplus is the amount by which the assets of an insurer exceed the insurer's liabilities, including the amounts required by law to be established as reserves for the insurer's insurance obligations.

   Following is a summary of Everest Holdings' and Everest Re's operating subsidiaries:

  . Everest National Insurance Company, an Arizona insurance company, is licensed in 42 states and the District of Columbia and is authorized to write primary insurance in the states in which it is licensed to write insurance, often called writing insurance on an admitted basis.

  . Everest Insurance Company of Canada, a Canadian insurance company, is licensed in all Canadian provinces and territories and is federally licensed to write primary insurance under the Insurance Companies Act of Canada.

  . Everest Indemnity Insurance Company, a Delaware insurance company, engages in the excess and surplus lines insurance business in the United States. Excess and surplus lines insurance is specialty property and liability coverage that an insurer not licensed to write insurance in a particular state is permitted to provide when the specific specialty coverage is unavailable from admitted insurers. This is often called writing insurance on a non-admitted basis. Everest Indemnity is licensed in Delaware and is eligible to write business in 39 states, the District of Columbia and the Commonwealth of Puerto Rico on a non-admitted basis.

  . Mt. McKinley Managers, L.L.C., a New Jersey limited liability company, is licensed in New Jersey as an insurance producer, which is any intermediary, such as an agency or broker, which acts as the conduit between an insurance company and an insured. Mt. McKinley holds licenses to allow it to act as an insurance producer in connection with policies written on both an admitted and a surplus lines basis. After a 1998 acquisition of the assets of insurance agency operations in Alabama and Georgia, the continuing insurance agency operations are now carried on by subsidiaries of Mt. McKinley. These subsidiaries are WorkCare Southeast, Inc., an Alabama insurance agency, and WorkCare Southeast of Georgia, Inc., a Georgia insurance agency.

  . Everest Re Holdings, Ltd., a Bermuda company formed in 1998, owns Everest
    Re Ltd., a United Kingdom company that is in the process of being dissolved because its reinsurance operations have been converted into branch operations of Everest Re.

   Our products include a full range of property and casualty coverages, including marine, aviation, surety, errors and omissions, directors' and officers', medical malpractice, other specialty liability lines, accident and health, workers compensation, non-standard auto and loss portfolios. Our distribution channels include both the direct and broker reinsurance markets, international and domestic markets, reinsurance, both treaty and facultative, and insurance, both admitted and non-admitted.

   Our business strategies include effective management of the underwriting cycle, which refers to the tendency of insurance premiums, profits and the demand for and availability of coverage to rise and fall over time. We also seek to manage catastrophe exposures and control expenses and retrocessional costs, which are incurred when reinsurers purchase reinsurance. Our underwriting strategies seek to capitalize on our staff's expertise and our flexibility to offer multiple products by underwriting reinsurance through brokers and directly with ceding companies and by writing primary insurance on an admitted and non-admitted basis in a cost efficient manner. Efforts to control expenses and to operate in a cost efficient manner are a continuing focus for us.

   Our underwriting strategy emphasizes underwriting profitability rather than premium volume, the writing of specialized risks and the integration of underwriting expertise across all underwriting units. Key elements of this strategy are prudent risk selection, appropriate pricing through strict underwriting discipline and adjustment of our business mix to respond to changing market conditions. We focus on reinsuring companies that effectively manage the underwriting cycle through proper analysis and pricing of underlying risks and whose underwriting guidelines and performance are compatible with our objectives.

   Our underwriting strategy also emphasizes flexibility and responsiveness to changing market conditions, such as increased demand or favorable pricing trends. We believe that our existing strengths, including our broad underwriting expertise, international presence, diverse distribution capabilities and substantial capital, facilitate adjustments to our mix of business geographically, by line of business and by type of coverage. We believe that this allows us to capitalize on those market opportunities that provide the greatest potential for underwriting profitability. Our primary insurance infrastructure further facilitates this strategy by permitting us to develop business that requires us to issue primary insurance policies. We carefully monitor our mix of business to avoid inappropriate concentrations of geographic or other risk.

   Our underwriting guidelines seek to limit the accumulation of known risks in exposed areas, to require that business that is exposed to catastrophe losses be written with appropriate geographic spread and to maintain a cost-effective retrocession program. Our underwriting guidelines also seek to better reflect the relationship between premiums and risk assumed while maintaining our probable maximum loss at appropriate levels.

   Our principal executive offices are located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 07938-0830, and our telephone number is
(908) 604-3000.

                           THE PROPOSED RESTRUCTURING

   On September 16, 1999, the board of directors of Everest Holdings approved a plan under which Everest Holdings and its subsidiaries would be restructured as follows:

  . Everest Reinsurance Group, Ltd., a company organized in Bermuda and with its principal office in Barbados, referred to in this prospectus as Everest Group, will become the new publicly-owned parent corporation of Everest Holdings

  . Everest Holdings, as a subsidiary of Everest Group, will continue to act as the holding company for the subsidiaries of Everest Holdings in the United States and Canada.

  . Everest Group will also be the holding corporation for a new Bermuda-based reinsurance subsidiary, Everest Reinsurance (Bermuda) Ltd., referred to in this prospectus as Everest Bermuda.

   The restructuring will be accomplished in the following steps:

  . Everest Holdings has organized a subsidiary, Everest Group, under the laws of Bermuda and established its principal office in Barbados.

  . Everest Group has organized a Delaware subsidiary, Everest Merger
    Corporation, referred to in this prospectus as Everest Merger.

  . Everest Merger will be merged into Everest Holdings, with Everest
    Holdings as the surviving corporation. When the merger is completed, Everest Holdings will become a subsidiary of Everest Group and each outstanding share of common stock of Everest Holdings will be converted into one common share of Everest Group.

  . After the merger is completed, Everest Group will capitalize Everest
    Bermuda, its Bermuda-based reinsurance subsidiary.

   In connection with the restructuring, Everest Group also intends to form a new Delaware subsidiary, Everest Global Services, Inc., to perform administrative and back office functions for Everest Group and its U.S. based and non-U.S. based insurance subsidiaries.

   We intend to call a special meeting of our stockholders to consider and vote on the proposed restructuring. If our stockholders approve the proposed restructuring at the special meeting, we anticipate that the proposed restructuring will be completed immediately thereafter.

   The offerings of the securities described in this prospectus are not contingent on the restructuring being approved or completed. We intend to offer securities when market conditions are favorable.

   The present corporate structure of Everest Holdings and its subsidiaries and the corporate structure that would result from the proposed restructuring can be illustrated as follows:

[ORGANIZATION CHART APPEARS HERE]

                        [AFTER THE RESTRUCTURING CHART]

                                   THE TRUST

   Everest Holdings created the trust as a statutory Delaware business trust pursuant to a trust agreement. Everest Holdings will enter into an amended and restated trust agreement for the trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities.

   The trust exists solely to:

  . issue and sell to the public preferred securities, representing undivided beneficial interests in the assets of the trust;

  . issue and sell to Everest Holdings common securities, representing undivided beneficial interests in the assets of the trust;

  . use the proceeds from the sale of its preferred and common securities to purchase a series of our junior subordinated notes;

  . distribute the cash payments it receives from the junior subordinated notes it owns to the holders of the preferred and common securities; and

  . engage in other activities that are necessary or incidental to these purposes.

   Everest Holdings will purchase all of the common securities of the trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of the trust's total capitalization. The preferred securities will represent the remaining approximately 97% of the trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. Payment will be made on both the common securities and the preferred securities when payments of interest are made on the junior subordinated notes, upon redemption of the junior subordinated notes or in some circumstances upon liquidation of the trust. However, if we default on the payments on the related junior subordinated notes, then cash distributions and redemption, liquidation and other amounts payable on the common securities will be subordinate in priority of payment to the amounts payable on the preferred securities.

   The preferred securities will be guaranteed by Everest Holdings as described later in this prospectus.

   We have appointed five trustees to conduct the trust's business and affairs:

  . The Chase Manhattan Bank, which will act as the property trustee;

  . Chase Manhattan Bank Delaware, which will act as the Delaware trustee;
    and

  . Three Everest Holdings officers, who will act as the regular trustees.


   We will pay all fees and expenses related to the trust and the offering of the preferred securities and will pay all ongoing costs and expenses of the trust, except the trust's obligations under the preferred and common securities.

   The trust will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trust will not have any independent operations and exists solely for the reasons summarized above.

   The principal offices of the trust will be located at 477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey 09738-0830, and the telephone number of the trust will be (908) 604-3000.

                                USE OF PROCEEDS

   We may sell all or a portion of the $450 million of securities described in this prospectus. Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by the trust will be used by the trust to purchase a series of our junior subordinated notes.

   Unless stated otherwise in the applicable prospectus supplement, if securities are issued under this prospectus prior to the restructuring or if the restructuring is not completed, Everest Holdings will use the net proceeds to repurchase shares of Everest Holdings over time and for acquisitions consistent with our business strategy, the payment of shareholder dividends and general corporate purposes.

   Unless stated otherwise in the applicable prospectus supplement, if the restructuring is completed, substantially all of the remaining net proceeds will be distributed by us to Everest Group and Everest Group will use the net proceeds for the following purposes:

  . approximately $250 million will be used to capitalize Everest Bermuda;


  . any remaining proceeds may be used to repurchase shares of Everest Group over time and for acquisitions consistent with our business strategy, additional capitalization of Everest Bermuda, the payment of shareholder dividends and general corporate purposes.

   We do not anticipate needing to raise additional proceeds for the capitalization of Everest Bermuda or the repurchase of shares.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of our earnings to fixed charges for each of the periods indicated:

                                        Period Ended   Year Ended December 31,
                                        September 30, --------------------------
                                            1999      1998  1997  1996 1995 1994
                                        ------------- ----- ----- ---- ---- ----
Ratio of Earnings to Fixed Charges.....     89.6      121.2 127.9 82.0 (1)  (1)

--------

(1) Principally as a result of non-recurring charges, Everest Holdings had a deficiency of earnings in 1995 and 1994 of $26,568,000 and $11,982,000, respectively, to cover fixed charges.

                             ACCOUNTING TREATMENT

   The trust will be treated as a subsidiary of Everest Holdings for financial reporting purposes. Accordingly, the trust's financial statements will be included in the consolidated financial statements of Everest Holdings. The preferred securities will be presented as a separate line item in the consolidated statements of financial condition of Everest Holdings under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Notes of the Company" and appropriate disclosures about the preferred securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, Everest Holdings will record distributions payable on the preferred securities as a component of interest expense in the consolidated statements of operations of Everest Holdings.

   In its future financial reports, Everest Holdings will: (1) present the preferred securities on its consolidated statements of financial condition as a separate line item entitled "Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Notes of the Company" and (2) include in a footnote to the financial statements disclosure that the sole assets of the trust are the junior subordinated notes specifying the principal amount, interest rate and maturity date of the junior subordinated notes held.

                        DESCRIPTION OF THE SENIOR NOTES

   The senior notes will be issued pursuant to a senior indenture, dated as of
          , 1999, as supplemented from time to time, between us and The Chase Manhattan Bank, as the senior indenture trustee. We have filed the base senior indenture as an exhibit to the registration statement of which this prospectus is a part. You also may request a copy of the senior indenture from the senior indenture trustee at its corporate trust office in Edison, New Jersey. The senior indenture will be qualified under the Trust Indenture Act of 1939. The terms of each series of senior notes will include those stated in the senior indenture for that series and those made part of the senior indenture by reference to the Trust Indenture Act. This section summarizes all of the material provisions of the senior notes and the senior indenture. You should refer to these documents for more detailed information.

   We may issue series of senior notes from time to time by entering into supplemental indentures with the senior indenture trustee or pursuant to resolutions of our board of directors or a duly authorized committee of our board. Any supplemental indenture or resolutions of either our board of directors or a duly authorized committee of the board will be executed at the time we issue any senior notes and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

   The base senior indenture does not limit the aggregate principal amount of senior notes that we may issue. The senior notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   We conduct our business through subsidiaries. Accordingly, our ability to meet our obligations under the senior notes will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us.

   We will issue senior notes under the senior indenture as one or more series of unsecured senior debt securities. The senior notes are unsecured and subordinated in right of payment to all of our existing and future secured indebtedness and will rank equal in priority with all of our other unsecured and unsubordinated indebtedness. As of September 30, 1999, we had no secured indebtedness outstanding and approximately $35 million of senior indebtedness outstanding, which ranks equal in priority with the senior notes. The senior notes also will be effectively subordinated to any indebtedness and other liabilities of our subsidiaries. As of September 30, 1999, our subsidiaries had approximately $ 4.4 billion of indebtedness and other liabilities, including insurance reserves. We anticipate that from time to time we will incur additional indebtedness. We will disclose any material changes in these amounts that may occur in any applicable prospectus supplement.

   The prospectus supplement and the supplemental indenture for a particular series of senior notes will set forth the following terms of that series:

  . the title of the series;

  . any limit on the aggregate principal amount of the senior notes of the series;

  . the date or dates on which the principal of any of the senior notes of the series will be payable or the method for determining the date or dates;

  . whether we may shorten or extend the date on which the principal of any senior notes of the series is payable and, if so, the terms and conditions of any extension;

  . the rate or rates at which any of the senior notes of the series will bear interest, if any, or the method for determining the rate or rates, and the date or dates from which any interest will accrue;

  . the interest payment dates on which any interest will be payable and the regular record date, if any, for any interest payable on any interest payment date;

  . whether we may extend the interest payment periods and, if so, the terms of any extension;

  . the place or places where principal and any premium and interest on any of the senior notes of the series will be payable, if other than the principal corporate trust office of the senior indenture trustee;

  . our obligation, if any, to redeem or purchase the senior notes of the series pursuant to any sinking fund, amortization or analogous provision and the terms and conditions on which any of the senior notes may be redeemed or purchased pursuant to any obligation;

  . the terms and conditions, if any, on which the senior notes of the series may be redeemed at our option or at the option of the holder;

  . any index or formula for determining the amount of principal or any premium or interest on any of the senior notes of the series and the manner of determining those amounts;

  . the currency, currencies or currency units in which principal and any premium and interest on any of the senior notes of the series will be payable, if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars for any purpose;

  . if the principal of or any premium or interest on the senior notes of the series is payable, at our option or the option of the holder of the senior notes, in one or more currencies or currency units other than those in which the senior notes are stated to be payable, the currency, currencies or currency units in which the principal and any premium and interest on the senior notes may be payable and the terms and conditions of the option;

  . the portion of the principal amount of any of the senior notes of the series that will be payable upon declaration of acceleration of maturity, if other than the entire principal amount;

  . whether any of the terms of the senior indenture described below under "--Defeasance and Covenant Defeasance" will apply to any of the senior notes of the series;

  . whether any of the senior notes of the series will be issuable as global securities and, if so, the depositary and any provisions for the transfer or exchange of any such global securities, if different from those described below under "--Global Securities";

  . any addition to, deletion from or change in events of default or covenants with respect to any of the senior notes of the series and any change in the right of the senior indenture trustee or the holders of the senior notes to accelerate the maturity of the senior notes;


  . if the principal amount payable on the maturity date of any of the senior notes of the series will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount; and

  . any other terms of the senior notes of the series.

   Unless the applicable prospectus supplement states otherwise, we will issue the senior notes only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the senior notes. We may, however, require payment to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

   We may offer and sell the senior notes at a substantial discount below their principal amount and the senior indenture does not provide any limit on the amount by which we may discount the senior notes. The applicable prospectus supplement will describe the special United States federal income tax and other considerations, if any, applicable to the discounted senior notes. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any senior notes that are denominated in a currency or currency unit other than U.S. dollars.

   The senior notes are unsecured and subordinated in right of payment to all of our existing and future secured indebtedness. As a result, in the event of our bankruptcy, liquidation or reorganization or upon acceleration of the senior notes due to an event of default, our assets will be available to pay our obligations on the senior notes only after all secured indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the senior notes then outstanding. The senior notes are also effectively subordinated to the indebtedness and other liabilities of our subsidiaries. The senior indenture does not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by us or our subsidiaries. The incurrence of additional senior indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay the obligations on the senior notes.

Global Securities

   Some or all of the senior notes of a series may be represented in whole or in part by one or more global securities deposited with or on behalf of one or more depositaries.

   The applicable prospectus supplement will describe the terms of any depositary arrangement. We anticipate that the following provisions will apply to all depositary arrangements for any senior notes represented by global securities.

   Unless the applicable prospectus supplement states otherwise, senior notes represented by a global security deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security in registered form, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior notes represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee. These institutions are generally brokers, dealers, banks and other financial institutions and are often referred to as participants. The accounts to be credited will be designated by the underwriters or agents of the senior notes or by Everest Holdings, if the senior notes are offered and sold directly by Everest Holdings. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Any person who holds a brokerage account with a participant may purchase the senior notes through the participant. Ownership of beneficial interests by participants in the global securities will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in global securities by persons that hold through participants will be effected only through records maintained by the applicable participant. Some insurance companies and other institutions are required by law to hold their investment securities in definitive form, so an investor may not be able to sell its senior notes to those insurance companies or other institutions.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global security for all purposes under the senior indenture. Except as set forth below, owners of beneficial interests in the global security will not be entitled to have the senior notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the senior notes in definitive form and will not be considered the owners or holders of the senior notes under the senior indenture.

   Payment of principal of and any premium and interest on senior notes registered in the name of or held by a depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing the senior notes. None of Everest Holdings, the senior indenture trustee, any paying agent or the registrar and transfer agent for the senior notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for the senior notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that a depositary for senior notes of a series, upon receipt of any payment of principal or any premium or interest in respect of a global security, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of each participant.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be entitled to direct the actions of the senior indenture trustee upon an event of default. However, we expect that a depositary for the senior notes of a series, upon receiving notice of an event of default, will immediately solicit the participants regarding any action to be taken. We also expect that the participants will act in accordance with standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will, in turn, solicit the owners of the beneficial interests regarding any action to be taken upon any event of default.

   A global security may not be transferred in whole or in part except by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary. If a depositary for the senior notes of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be registered to act as the depositary and no successor is appointed by us within 90 days or if an event of default has occurred and is continuing, then we will issue the senior notes in definitive registered form in exchange for the global security or global securities representing the senior notes. In addition, we may at any time determine not to have any senior notes represented by one or more global securities and, in that event, will issue senior notes in definitive registered form in exchange for the global securities representing the senior notes. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of the senior notes represented by the global security equal in principal amount to its beneficial interest and to have the senior notes registered in its name.

Events of Default

   The following will be events of default under the senior indenture with respect to the senior notes of any series unless the particular event of default is not applicable to the particular series or unless the particular event of default is modified or deleted in a supplemental indenture as stated in the applicable prospectus supplement:

  . we fail to pay principal of or any premium on any senior note of that series on its due date;

  . we fail to pay any interest on any senior note of that series within 30 days from its due date; provided, however, that the date on which the payment is due will be the date on which we are required to make payment following any deferral of interest payments by us under the terms of the senior notes;

  . we fail to make any sinking fund payment on its due date;

  . we fail to perform any of our covenants in the senior indenture, excluding a covenant not applicable to the affected series, for 60 days after the senior indenture trustee or the holders of at least 33% in principal amount of the outstanding senior notes of that series give us written notice of the default and require that we remedy the breach. However, the 60-day period may be extended by either the senior indenture trustee or the senior indenture trustee and the holders of at least the same principal amount of the outstanding senior notes of that series that had given notice of the default, and the senior indenture trustee, or the senior indenture trustee and such holders, as the case may be, will be deemed to have agreed to an extension if we have initiated and are diligently pursuing corrective action;

  . we default under any (1) debt for any money borrowed, including any other series of debt securities, (2) mortgage, indenture or other instrument under which there may be issued or may be secured or evidenced any indebtedness for money borrowed or (3) guarantee of payment for money borrowed, and any default shall result in the indebtedness becoming due prior to its stated maturity; provided, however, a default shall exist under this clause only if the aggregate principal amount outstanding under all of the indebtedness that has become due prior to its stated maturity exceeds $25,000,000 and the indebtedness has not been discharged or the acceleration of the indebtedness has not been rescinded or annulled within 10 days after the senior indenture trustee or the holders of at least 33% in principal amount of the senior notes give us written notice of the default and require that we remedy the breach;

  . we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; or

  . any other event of default specified in the applicable prospectus supplement occurs.

   If an event of default with respect to the senior notes of a series occurs and is continuing, then the senior indenture trustee or the holders of not less than 33% in principal amount of the outstanding senior notes of that series may, by notice to us, and to the senior indenture trustee if given by the holders, declare to be immediately due and payable all unpaid principal and accrued interest on all senior notes of that series. At any time after a declaration of acceleration has been made with respect to the senior notes of a series and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding senior notes may rescind any declaration of acceleration with respect to the senior notes and its consequences if:

  . we deposit with the senior indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the senior notes and other amounts due to the senior note trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest; and

  . all existing events of default with respect to the senior notes have been cured or waived except non-payment of principal or interest on the senior notes that has become due solely because of the acceleration.

   The holders of a majority in principal amount of the outstanding senior notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the senior indenture trustee or to direct the exercise of any trust or power conferred on the senior indenture trustee with respect to the senior notes of that series.

   No holder of a senior note of any series will have any right to institute a proceeding with respect to the senior indenture for the appointment of a receiver or for any remedy under the senior indenture unless:

  . that holder has previously given the senior indenture trustee written notice that an event of default with respect to the senior notes of that series has occurred and is continuing;

  . the holders of a majority in principal amount of the outstanding senior notes of that series have made written request to institute the proceeding;

  . the holder or holders have offered reasonable indemnity to the senior indenture trustee;

  . the senior indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

  . the senior indenture trustee has not received from the holders of a majority in principal amount of the outstanding senior notes of that series a direction inconsistent with the written request.

   Notwithstanding the foregoing, the holder of any senior note will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on that senior note on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment.

Notice of Default

   If any event which is, or after notice or lapse of time or both would become, an event of default occurs with respect to the senior notes of any series and it is known to the senior indenture trustee, the senior indenture trustee shall mail to the holders of the senior notes of that series a notice of default within 90 days after it occurs unless the default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of or any premium or interest on any senior note of any series or in the making of any sinking fund payment payable with respect to the senior notes of any series, the senior indenture trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the senior indenture trustee determines in good faith that withholding the notice is in the interest of the holders of the senior notes of that series; and provided, further, that in the case of any default for failure by Everest Holdings to comply with or perform any of its agreements, covenants or warranties in the senior notes and under the senior indenture with respect to the senior notes of any series, no notice to the holders of the senior notes shall be given until at least 30 days after the occurrence thereof.

   We are required to furnish annually to the senior indenture trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, we are not in default under the senior indenture or, if there has been a default, specifying the default and its status.

Consolidation, Merger, Conveyance or Transfer

   The senior indenture provides that we may consolidate or merge with or into another entity, or convey, transfer or lease our properties and assets substantially as an entirety to any entity or permit an entity to convey, transfer or lease its properties and assets substantially as an entirety to us; provided, however, that:

  . the successor, if any, is a corporation, partnership or trust organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia, Bermuda or the Cayman Islands and expressly assumes by supplemental indenture all of our obligations under the senior indenture and the senior notes;

  . immediately after giving effect to the transaction, no event or default, or event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

  . we deliver an officers' certificate and an opinion of counsel to the senior indenture trustee, each stating that the transaction complies with the senior indenture and all conditions precedent in the senior indenture relating to the consolidation, merger, conveyance or transfer have been complied with.

   Upon the assumption by the successor of our obligations under the senior indenture and the senior notes, the successor will succeed to and be substituted for Everest Holdings under the senior indenture, and we will be relieved of all of our obligations under the senior indenture and the senior notes.

Registration and Transfer

   If the senior notes of a series are to be redeemed, we will not be required to:

  . issue, register the transfer of or exchange any senior notes of that series during the 15 days immediately preceding the date notice is mailed identifying the senior notes that are called for redemption; or

  . register the transfer of or exchange any senior note selected for redemption, in whole or in part, except for the unredeemed portion of a senior note being redeemed in part.

Denominations

   The senior notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, without coupons, unless the applicable prospectus supplement states otherwise.

Payment and Paying Agent

   Principal of the senior notes will be paid only against surrender of the senior notes as specified in the senior indenture. Unless the applicable prospectus supplement states otherwise, interest on the senior notes will be payable, at our option, (1) by wire transfer to an account at a banking institution in the United States that the person entitled to the interest designates in writing to the senior indenture trustee at least 16 days prior to the date of payment or (2) by check mailed to the address of the person entitled to the interest as the address appears in the security register for the senior notes.

   Unless the applicable prospectus supplement states otherwise, the senior indenture trustee will act as paying agent for the senior notes, and the principal corporate trust office of the senior indenture trustee will serve as the office through which the paying agent acts. We may designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

   All moneys that we have paid to a paying agent for payment of principal of or interest on the senior notes that remain unclaimed at the end of two years after the principal or interest has become due and payable will be repaid to us at our request. Holders will thereafter look only to us for any payments.

Modification of the Senior Indenture

   Everest Holdings and the senior indenture trustee may amend or modify the senior indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes of any series of the senior notes affected by the amendment or modification. No amendment or modification may, however, without the consent of the holder of each outstanding senior note affected by the amendment or modification:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note;

  . reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of any senior note;

  . reduce the amount of principal of any senior note due and payable upon acceleration of the maturity of the senior note;

  . change the place of payment or currency of payment of principal of or any premium or interest on any senior note;

  . impair the right to institute suit for the enforcement of any payment on any senior note on or after the stated maturity or date of redemption; or

  . reduce the percentage in principal amount of the senior notes of any series, the consent of whose holders is required to amend or modify the senior indenture, to waive compliance with specific provisions of the senior indenture or to waive specific defaults.

   In addition, Everest Holdings and the senior indenture trustee may, without the consent of any of the holders of the senior notes, execute supplemental indentures to:

  . create new series of senior notes;

  . cure any ambiguity, defect or inconsistency in the senior indenture; and

  . make other changes that do not adversely affect the interests of the holders of the senior notes in any material respect;

as well as for various other purposes.

Waiver of Covenants and Defaults

   The holders of a majority in aggregate principal amount of the outstanding senior notes of any series may waive, for that series, our compliance with any restrictive covenants described in any prospectus supplement or included in any supplemental indenture. The holders of a majority in aggregate principal amount of the outstanding senior notes of any series with respect to which a default has occurred and is continuing may waive that default for that series, other than a default in the payment of principal of, or any premium or interest on, any senior note of that series or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding senior note affected.

Defeasance and Covenant Defeasance

   The senior indenture provides, unless the terms of the particular series of senior notes provides otherwise, that we may cause ourselves to be:

  . discharged from our obligations with respect to any senior notes or series of senior notes, which we refer to as "defeasance"; and

  . released from our obligations under any restrictive covenants described in any prospectus supplement or included in any supplemental indenture with respect to any senior notes or series of senior notes, which we refer to as "covenant defeasance".

   In connection with any defeasance or covenant defeasance, we must irrevocably deposit with the senior indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the senior notes on the maturity dates or upon redemption.

   The senior indenture permits defeasance with respect to any senior notes of a series even if a prior covenant defeasance has occurred with respect to the senior notes of that series. Following a defeasance, payment of the senior notes defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the senior notes may not be accelerated by reference to the covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the senior notes, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

   Upon a defeasance, the following rights and obligations will continue: (1) the rights of the holders of the senior notes of any series to receive from the trust established in connection with the defeasance payments of the principal of and any premium and interest on the senior notes when payments are due, (2) our obligations regarding the registration, transfer and exchange of the senior notes of any series, (3) our obligation to maintain an office or agency in each place of payment and (4) the survival of the senior indenture trustee's rights, powers, trusts, duties and immunities under the senior indenture.

   As a condition to defeasance or covenant defeasance, we must deliver to the senior indenture trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. This opinion, in the case of a defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the senior indenture.

   In addition, we must satisfy the following conditions:

  . our delivery to the senior indenture trustee of an officers' certificate confirming that any senior notes then listed on any securities exchange will not be delisted;

  . no event which is, or after notice or time lapse or both would become, an event of default has occurred and is continuing;

  . any defeasance or covenant defeasance does not cause the senior indenture trustee to have a conflicting interest under the Trust Indenture Act;

  . any defeasance or covenant defeasance does not cause the trust to become an investment company under the Investment Company Act unless it is properly registered under that Act or exempt from registration;

  .  proper notice of the redemption date, if applicable, has been given; and

  . our delivery to the senior indenture trustee of an officers' certificate and an opinion of counsel, each stating that all conditions precedent have been complied with.

Information Concerning the Senior Indenture Trustee

   In case an event of default shall occur and be continuing, the senior indenture trustee shall exercise its rights and powers under the senior indenture in the same manner and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs. Before proceeding to exercise any right or power under the senior indenture at the direction of the holders, the senior indenture trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with any direction of the holders.

   The Chase Manhattan Bank, which is the senior indenture trustee, also serves as the subordinated note trustee under the subordinated indenture described below and as property trustee and guarantee trustee with respect to the preferred securities issued by the trust. Everest Holdings and certain of its affiliates maintain banking relationships with The Chase Manhattan Bank.

Governing Law

   The senior indenture and the senior notes will be governed by the laws of the State of New York, without regard to the conflict of law provisions thereof.

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

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

   The junior subordinated notes will be issued pursuant to a subordinated
indenture, dated as of           , 1999, as supplemented from time to time,
between us and The Chase Manhattan Bank, as the subordinated indenture trustee. We have filed the base subordinated indenture as an exhibit to the registration statement of which this prospectus is a part. You also may request a copy of the subordinated indenture from the subordinated indenture trustee at its corporate trust office in Edison, New Jersey. The subordinated indenture will be qualified under the Trust Indenture Act of 1939. The terms of each series of junior subordinated notes will include those stated in the subordinated indenture and those made part of the subordinated indenture by reference to the Trust Indenture Act. This section summarizes all of the material provisions of the junior subordinated notes and the subordinated indenture. You should refer to these documents for more detailed information.

   We may issue series of junior subordinated notes from time to time by entering into supplemental indentures with the subordinated indenture trustee or pursuant to resolutions of our board of directors or a duly authorized committee of our board. Any supplemental indenture or resolutions of either our board of directors or a duly authorized committee of our board will be executed at the time we issue any junior subordinated notes and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

   The base subordinated indenture does not limit the aggregate principal amount of junior subordinated notes that we may issue. The junior subordinated notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

   We conduct our business through subsidiaries. Accordingly, our ability to meet our obligations under the junior subordinated notes will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us.

   We will issue the junior subordinated notes under the subordinated indenture as one or more series of unsecured junior debt securities. The junior subordinated notes are unsecured and subordinated in right of payment to all of our existing and future senior indebtedness and will rank equal in priority with all of our other unsecured and subordinated indebtedness. As of September 30, 1999, we had no secured indebtedness outstanding and approximately $35 million of senior indebtedness outstanding, which would be senior to the junior subordinated notes. The junior subordinated notes also will be effectively subordinated to any indebtedness and other liabilities of our subsidiaries. As of September 30, 1999, our subsidiaries had approximately $4.4 billion of indebtedness and other liabilities, including insurance reserves. We anticipate that from time to time we will incur additional indebtedness, including indebtedness senior to the junior subordinated notes. We will disclose any material changes in these amounts that may occur in any applicable prospectus supplement.

   The prospectus supplement and the supplemental indenture for a particular series of junior subordinated notes will set forth the following terms of that series:

  . the title of the series;

  . any limit on the aggregate principal amount of the junior subordinated notes of the series;

  . the date or dates on which the principal of the junior subordinated notes of the series will be payable or the method for determining the date or dates;

  . whether we may shorten or extend the date on which the principal of any junior subordinated notes of the series is payable and, if so, the terms and conditions of any extension;

  . the rate or rates at which the junior subordinated notes of the series will bear interest, if any, or the method for determining the rate or rates, and the date or dates from which any interest will accrue;

  . the interest payment dates on which any interest will be payable and the regular record date, if any, for any interest payable on any interest payment date;

  . whether we may extend the interest payment periods and, if so, the terms of any extension;

  . the place or places where principal and any premium and interest on the junior subordinated notes of the series will be payable, if other than the principal corporate trust office of the subordinated indenture trustee;

  . our obligation, if any, to redeem or purchase the junior subordinated notes of the series pursuant to any sinking fund, amortization or analogous provision and the terms and conditions on which the junior subordinated notes may be redeemed or purchased pursuant to any obligation;

  . the terms and conditions, if any, on which the junior subordinated notes of the series may be redeemed at our option or at the option of the holder;

  . any index or formula for determining the amount of principal or any premium or interest on the junior subordinated notes of the series and the manner of determining those amounts;

  . the currency, currencies or currency units in which principal and any premium and interest on the junior subordinated notes of the series will be payable, if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars for any purpose;

  . if the principal of or any premium or interest on the junior subordinated notes of the series is payable, at our option or the option of the holder of the junior subordinated notes, in one or more currencies or currency units other than those in which the junior subordinated notes are stated to be payable, the currency, currencies or currency units in which the principal and any premium and interest on the junior subordinated notes may be payable and the terms and conditions of the option;

  . the portion of the principal amount of the junior subordinated notes of the series that will be payable upon declaration of acceleration of maturity, if other than the entire principal amount;

  . whether any of the terms of the subordinated indenture described below under "--Defeasance and Covenant Defeasance" will not apply to the junior subordinated notes of the series;

  . whether any of the junior subordinated notes of the series will be issuable as global securities and, if so, the depositary and any provisions for the transfer or exchange of the global securities, if different from those described below under "--Global Securities";

  . any addition to, deletion from or change in events of default or covenants with respect to the junior subordinated notes of the series and any change in the right of the subordinated indenture trustee or the holders of the junior subordinated notes to accelerate the maturity of the junior subordinated notes;

  . if the principal amount payable on the maturity date of the junior subordinated notes of the series will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount; and

  . any other terms of the junior subordinated notes of the series.

   Unless the applicable prospectus supplement states otherwise, the junior subordinated notes will be issued only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the junior subordinated notes. We may, however, require payment to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

   The interest rate and interest and other payment dates of each series of junior subordinated notes issued to the trust will correspond to those of the preferred securities of the trust.

Subordination

   The junior subordinated notes are unsecured and subordinated in right of payment to all of our existing and future secured and senior indebtedness. As a result, in the event of our bankruptcy, liquidation or reorganization or upon acceleration of the junior subordinated notes due to an event of default, our assets will be available to pay our obligations on the junior subordinated notes only after all secured and senior indebtedness has been paid in full in cash or other payment satisfactory to the holders of the secured and senior indebtedness has been made. There may not be sufficient assets remaining to pay amounts due on any or all of the junior subordinated notes then outstanding. The junior subordinated notes are also effectively subordinated to the indebtedness and other liabilities of our subsidiaries. The subordinated indenture does not prohibit or limit the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by us or our subsidiaries. The incurrence of additional secured and senior indebtedness and other liabilities by us or our subsidiaries could adversely affect our ability to pay the obligations on the junior subordinated notes.

   The term "senior indebtedness" is defined in the subordinated indenture to mean, with respect to any series of junior subordinated notes, the principal of, and any premium and interest on and any other payment in respect of, indebtedness due pursuant to any of the following, whether outstanding at the date of execution of the subordinated indenture or incurred after the date of execution:

  . all indebtedness of Everest Holdings for money borrowed or evidenced by notes, debentures, bonds or other instruments;

  . all indebtedness of others of the kinds described in the preceding clause assumed by or guaranteed in any manner by us; and

  . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses;

unless the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is equal in right of payment with or subordinated to the junior subordinated notes. Any senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions in the subordinated indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

Global Securities

   Some or all of the junior subordinated notes of a series may be represented in whole or in part by one or more global securities deposited with or on behalf of one or more depositaries.

   The applicable prospectus supplement will describe the terms of any depositary arrangement. We anticipate that the following provisions will apply to all depositary arrangements for any junior subordinated notes represented by global securities.

   Unless the applicable prospectus supplement states otherwise, junior subordinated notes that are to be represented by a global security deposited with or on behalf of a depositary will be represented by a global security registered in the name of that depositary or its nominee. Upon the issuance of a global security in registered form, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amount of the junior subordinated notes represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee. These institutions are generally brokers, dealers, banks and other financial institutions, and are referred to as participants. The accounts to be credited will be designated by the underwriters or agents of the junior subordinated notes or by Everest Holdings, if the junior subordinated notes are offered and sold directly by Everest Holdings. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Any person who holds a brokerage account with a participant may purchase the junior subordinated notes through the participant. Ownership of beneficial interests by participants in the global securities will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in global securities by persons that hold through participants will be effected only through records maintained by the applicable participant. Some insurance companies and other institutions are required by law to hold their investment securities in definitive form, so an investor may not be able to sell its junior subordinated notes to those insurance companies or other institutions.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated notes represented by the global security for all purposes under the subordinated indenture. Except as set forth below, owners of beneficial interests in the global security will not be entitled to have the junior subordinated notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the junior subordinated notes in definitive form and will not be considered the owners or holders of the junior subordinated notes under the subordinated indenture.

   Payment of principal of and any premium and interest on junior subordinated notes registered in the name of or held by a depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security representing the junior subordinated notes. None of Everest Holdings, the subordinated indenture trustee, any paying agent or the registrar and transfer agent for the junior subordinated notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for the junior subordinated notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

   We expect that a depositary for junior subordinated notes of a series, upon receipt of any payment of principal or any premium or interest in respect of a global security, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of each participant.

   So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be entitled to direct the actions of the subordinated indenture trustee upon an event of default. However, we expect that a depositary for the junior subordinated notes of a series, upon receiving notice of an event of default, will immediately solicit the participants regarding any action to be taken. We also expect that the participants will act in accordance with standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will, in turn, solicit the owners of the beneficial interests regarding any action to be taken upon any event of default.

   A global security may not be transferred in whole or in part except by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor depositary. If a depositary for the junior subordinated notes of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act when the depositary is required to be registered to act as the depositary and no successor is appointed by us within 90 days or an event of default has occurred and is continuing, then we will issue the junior subordinated notes in definitive registered form in exchange for the global security or global securities representing the junior subordinated notes. In addition, we may at any time determine not to have any junior subordinated notes represented by one or more global securities and, in that event, will issue junior subordinated notes in definitive registered form in exchange for the global securities representing the junior subordinated notes. In any of these instances, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of the junior subordinated notes represented by the global security equal in principal amount to its beneficial interest and to have the junior subordinated notes registered in its name.

Events of Default

   The following will be events of default under the junior subordinated indenture with respect to each series of junior subordinated notes unless the particular event of default is not applicable to the particular series of junior subordinated notes or unless the particular event of default is deleted or modified in a supplemental indenture as stated in the applicable prospectus supplement:

  . we fail to pay principal of or any premium on any junior subordinated note of that series on its due date;

  . we fail to pay any interest on any junior subordinated note of that series within 30 days from its due date; provided, however, that the date on which any payment is due will be the date on which we are required to make payment following any deferral of interest payments by us under the terms of the junior subordinated notes;

  . we fail to perform any of our covenants in the subordinated indenture, excluding a covenant not applicable to the affected series, for 60 days after the subordinated indenture trustee or the holders of at least 33% in principal amount of the outstanding junior subordinated notes of that series give us written notice of the default and require that we remedy the breach. However, the 60-day period may be extended by either the subordinated indenture trustee or the subordinated indenture trustee and the holders of at least the same principal amount of junior subordinated notes of that series that had given notice of default, and the subordinated indenture trustee, or the subordinated indenture trustee and such holders, as the case may be, will be deemed to have agreed to an extension if we have initiated and are diligently pursuing corrective action;

  . we file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur; and

  . any other event of default specified in the applicable prospectus supplement occurs.

   If an event of default with respect to the junior subordinated notes of a series occurs and is continuing, then the subordinated indenture trustee or the holders of not less than 33% in principal amount of the outstanding junior subordinated notes of that series may, by notice to us, and to the subordinated indenture trustee if given by the holders, declare to be immediately due and payable the principal amount of all junior subordinated notes of that series. At any time after a declaration of acceleration has been made with respect to the junior subordinated notes of a series and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding junior subordinated notes may rescind any declaration of acceleration with respect to the junior subordinated notes and its consequences if:

  . we deposit with the junior indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the senior notes and other amounts due to the senior note trustee and, to the extent that payment of the interest is lawful, interest on the overdue interest; and

  . all existing events of default with respect to the junior subordinated notes have been cured or waived except non-payment of principal or interest on the junior subordinated notes that has become due solely because of the acceleration.

   The holders of a majority in principal amount of the outstanding junior subordinated notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the subordinated indenture trustee or to direct the exercise of any trust or power conferred on the subordinated indenture trustee with respect to the junior subordinated notes of that series.

   No holder of a junior subordinated note of any series will have any right to institute a proceeding with respect to the subordinated indenture or for any remedy under the subordinated indenture unless:

  . that holder has previously given the subordinated indenture trustee written notice that an event of default with respect to the junior subordinated notes of that series has occurred and is continuing;

  . the holders of a majority in principal amount of the outstanding junior subordinated notes of that series have made written request to institute the proceeding;

  . the holder or holders have offered reasonable indemnity to the subordinated indenture trustee;

  . the subordinated indenture trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

  . the subordinated indenture trustee has not received from the holders of a majority in principal amount of the outstanding junior subordinated notes of that series a direction inconsistent with the written request.

   Notwithstanding the foregoing, the holder of any junior subordinated note will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on that junior subordinated note on its maturity date, or, in the case of redemption, the date of redemption, and to institute suit for the enforcement of any payment.

Notice of Default

   If any event which is, or after notice or lapse of time or both would become, an event of default occurs with respect to the junior subordinated notes of any series and it is known to the subordinated indenture trustee, the subordinated indenture trustee shall mail to the holders of the junior subordinated notes of that series a notice of default within 90 days after it occurs unless the default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of or any premium or interest on any junior subordinated note of any series or in the making of any sinking fund payment payable with respect to the junior subordinated notes of any series, the subordinated indenture trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the subordinated indenture trustee determines in good faith that withholding the notice is in the interest of the holders of the junior subordinated notes of that series; and provided, further, that in the case of any default for failure by Everest Holdings to comply with or perform any of its agreements, covenants or warranties in the junior subordinated notes and under the subordinated indenture with respect to junior subordinated notes of any series, no notice to the holders of the junior subordinated notes shall be given until at least 30 days after the occurrence thereof.

   We are required to furnish annually to the subordinated indenture trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, we are not in default under the subordinated indenture or, if there has been a default, specifying the default and its status.

Consolidation, Merger, Conveyance or Transfer

   The subordinated indenture provides that we may consolidate or merge with or into another entity, or convey, transfer or lease our properties and assets substantially as an entirety to any entity or permit an entity to convey, transfer or lease its properties and assets substantially as an entirety to us; provided, however, that

  . the successor, if any, is a corporation, partnership or trust organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia, Bermuda or the Cayman Islands and expressly assumes by supplemental indenture all of our obligations under the subordinated indenture and the junior subordinated notes;

  . immediately after giving effect to the transaction, no event of default, or event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

  . we deliver an officers' certificate and an opinion of counsel to the subordinated indenture trustee, each stating that the transaction complies with the subordinated indenture and all conditions precedent in the subordinated indenture relating to the consolidation, merger, conveyance or transfer have been complied with.

   Upon the assumption by the successor of our obligations under the subordinated indenture and the junior subordinated notes, the successor will succeed to and be substituted for Everest Holdings under the subordinated indenture, and we will be relieved of all of our obligations under the subordinated indenture and the junior subordinated notes.

Registration and Transfer

   If the junior subordinated notes of a series are to be redeemed, we will not be required to:

  . issue, register the transfer of or exchange any junior subordinated notes of that series during the 15 days immediately preceding the date notice is mailed identifying the junior subordinated notes that are called for redemption; or

  . register the transfer of or exchange any junior subordinated note selected for redemption, in whole or in part, except for the unredeemed portion of any junior subordinated note being redeemed in part.

Denominations

   The junior subordinated notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, without coupons, unless the applicable prospectus supplement states otherwise.

Payment and Paying Agent

   Principal of the junior subordinated notes will be paid only against surrender of the junior subordinated notes as specified in the subordinated indenture. Unless the applicable prospectus supplement states otherwise, interest on the junior subordinated notes will be payable, at our option, (1) by wire transfer to an account at a banking institution in the United States that the person entitled to the interest designates in writing to the subordinated indenture trustee at least 16 days prior to the date of payment or
(2) by check mailed to the address of the person entitled to the interest as the address appears in the security register for the junior subordinated notes.

   Unless the applicable prospectus supplement states otherwise, the subordinated indenture trustee will act as paying agent for the junior subordinated notes, and the principal corporate trust office of the subordinated indenture trustee will serve as the office through which the paying agent acts. We may designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

   All moneys that we have paid to a paying agent for payment of principal of or interest on the junior subordinated notes that remain unclaimed at the end of two years after the principal or interest has become due and payable will be repaid to us at our request. Holders will thereafter look only to us for any payments.

Modification of the Subordinated Indenture

   Everest Holdings and the subordinated indenture trustee may amend or modify the subordinated indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series of the junior subordinated notes affected by the amendment or modification. No amendment or modification may, however, without the consent of the holder of each outstanding junior subordinated note affected by the amendment or modification:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any junior subordinated note;

  . reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of any junior subordinated note;

  . reduce the amount of principal of any junior subordinated note due and payable upon acceleration of the maturity of the junior subordinated note;

  . change the place of payment or currency of payment of principal of, or any premium or interest on, any junior subordinated note;

  . impair the right to institute suit for the enforcement of any payment on any junior subordinated note on or after the stated maturity or date of redemption; or

  . reduce the percentage in principal amount of the junior subordinated notes of any series, the consent of whose holders is required to amend or modify the subordinated indenture, to waive compliance with specific provisions of the subordinated indenture or to waive specific defaults.

   In addition, Everest Holdings and the subordinated indenture trustee may execute supplemental indentures to:

  . create new series of junior subordinated notes;

  . cure any ambiguity, defect or inconsistency in the subordinated indenture; and

  . make other changes that do not adversely affect the interests of the holders of the junior subordinated notes in any material respect;

as well as for various other purposes.

Waiver of Covenants and Defaults

   The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series may waive, for that series, our compliance with any restrictive covenants described in any prospectus supplement or included in any supplemental indenture. The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes of any series with respect to which a default has occurred and is continuing, may waive that default for that series, other than a default in the payment of principal of, or any premium or interest on, any junior subordinated note of that series or a default with respect to a covenant or provision under the subordinated indenture that cannot be amended or modified without the consent of the holder of each outstanding junior subordinated note affected.

   The subordinated indenture may not be amended to alter the subordination of any junior subordinated notes without the written consent of each holder of senior indebtedness then outstanding that would be adversely affected by the alteration.

Defeasance and Covenant Defeasance

   The subordinated indenture provides, unless the terms of the particular series of junior subordinated notes provides otherwise, that we may cause ourselves to be:

  . discharged from our obligations with respect to any junior subordinated notes or series of junior subordinated notes, which we refer to as "defeasance"; and

  . released from our obligations under any restrictive covenants described in any prospectus supplement or included in any supplemental indenture with respect to any junior subordinated notes or series of junior subordinated notes, which we refer to as "covenant defeasance".

   In connection with any defeasance or covenant defeasance, we must irrevocably deposit with the subordinated indenture trustee, in trust, money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the junior subordinated notes on the maturity dates or upon redemption.

   The subordinated indenture permits defeasance with respect to any junior subordinated notes of a series even if a prior covenant defeasance has occurred with respect to the junior subordinated notes of that series. Following a defeasance, payment of the junior subordinated notes defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the junior subordinated notes defeased may not be accelerated by reference to the covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the junior subordinated notes since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

   Upon a defeasance, the following rights and obligations will continue: (1) the rights of the holders of the junior subordinated notes of any series to receive from the trust established in connection with the defeasance payments of the principal of and any premium and interest on the junior subordinated notes when payments are due, (2) our obligations regarding the registration, transfer and exchange of the junior subordinated notes of any series, (3) our obligation to maintain an office or agency in each place of payment and (4) the survival of the subordinated indenture trustee's rights, powers, trusts, duties and immunities under the subordinated indenture.

   As a condition to defeasance or covenant defeasance, we must deliver to the subordinated indenture trustee an opinion of counsel to the effect that the holders of the junior subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. This opinion, in the case of a defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the subordinated indenture.

  In addition, we must satisfy the following conditions:

  . our delivery to the subordinated indenture trustee an officers' certificate confirming that any junior subordinated notes then listed on any securities exchange will not be delisted;

  . no event which is, or after notice or time lapse or both would become, an event of default has occurred and is continuing;

  . any defeasance or covenant defeasance does not cause the subordinated indenture trustee to have a conflicting interest under the Trust Indenture Act;

  . any defeasance or covenant defeasance does not cause the trust to become an investment company under the Investment Company Act unless it is properly registered under that Act or exempt from registration;

  . proper notice of the redemption date, if applicable, has been given; and

  . our delivery to the subordinated indenture trustee of an officers' certificate and an opinion of counsel, each stating that all conditions precedent have been complied with.

Information Concerning the Subordinated Indenture Trustee

   In case an event of default shall occur and be continuing, the subordinated indenture trustee shall exercise its rights and powers under the subordinated indenture in the same manner and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs. Before proceeding to exercise any right or power under the subordinated indenture at the direction of the holders, the subordinated indenture trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with any direction of the holders.

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


   The Chase Manhattan Bank, which is the subordinated indenture trustee, also serves as the senior indenture trustee and as property trustee and guarantee trustee with respect to the preferred securities issued by the trust. Everest Holdings and certain of its affiliates maintain banking relationships with The Chase Manhattan Bank.

Governing Law

   The subordinated indenture and the junior subordinated notes will be governed by the laws of the State of New York, without regard to the conflict of laws provisions thereof.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   The preferred securities will be issued pursuant to a trust agreement, dated as of September 17, 1999, as amended and restated, between us and The Chase Manhattan Bank, as the property trustee, Chase Manhattan Bank Delaware, as the Delaware trustee, the three regular trustees and the holders from time to of the trust's preferred and common securities. We have filed a copy of the trust agreement and the form of the amended and restated trust agreement as an exhibit to the registration statement of which this prospectus is a part. You also may request a copy of the trust agreement from the property trustee at its corporate trust office in Edison, New Jersey. The trust agreement will be qualified under the Trust Indenture Act of 1939. The terms of the preferred securities will include those stated in the trust agreement and those made part of the trust agreement by reference to the Trust Indenture Act. This section summarizes all of the material provisions of the preferred securities and the trust agreement. You should refer to these documents for more detailed information. The amended and restated trust agreement will be executed at the time we issue any preferred securities and will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

General

   The trust agreement authorizes the regular trustees to issue on behalf of the trust one series of preferred securities that have the terms described in a prospectus supplement. The proceeds from the sale of the trust's preferred and common securities will be used by the trust to purchase a series of our junior subordinated notes. The junior subordinated notes will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

   The terms of the preferred securities will mirror the terms of the junior subordinated notes held by the trust. The assets of the trust available for distribution to the holders of its preferred securities generally will be limited to payments from us under the series of junior subordinated notes held by the trust. If we fail to make a payment on the junior subordinated notes, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

   Under the preferred securities guarantee, we will agree to make payments of distributions and payments on redemption or liquidation with respect to the trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. See "Description of the Preferred Securities Guarantee". The preferred securities guarantee, when taken together with our obligations under the junior subordinated notes, the subordinated indenture, the trust agreement and the expense agreement described below, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by the trust.

   The prospectus supplement relating to the preferred securities of the trust will describe the specific terms of the preferred securities, including:

  . the name of the preferred securities;

  . the dollar amount and number of securities issued;

  . the annual distribution rate, or method of determining the rate, of distributions on the preferred securities, and date or dates from which any distributions will accrue;

  . the payment date and the record date used to determine the holders who are to receive distributions;

  . the right, if any, to defer distributions on the preferred securities upon extension of the interest payment periods of the related junior subordinated notes;

  . our obligation, if any, to redeem or purchase the preferred securities and the terms and conditions on which the preferred securities may be redeemed or purchased pursuant to any obligation;

  . the terms and conditions, if any, on which the preferred securities may be redeemed at our option or at the option of the holder;

  . the terms and conditions, if any, upon which the applicable series of junior subordinated notes may be distributed to holders of the preferred securities;

  . the voting rights, if any, of the holders of the preferred securities;

  . whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

  . any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

   The prospectus supplement will describe various United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities.

Liquidation Distribution Upon Dissolution

   Unless otherwise specified in an applicable prospectus supplement, the trust agreement states that the trust will be dissolved:

  . on the expiration of the term of the trust;

  . upon our bankruptcy, dissolution or liquidation;

  . upon our direction to the property trustee to dissolve the trust and distribute the related junior subordinated notes directly to the holders of the preferred and common securities of the trust;

  . upon the redemption of all of the common and preferred securities of the trust in connection with the redemption of all of the related junior subordinated notes; or

  . upon entry of a court order for the dissolution of the trust.

   Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after the trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:

  . the related junior subordinated notes in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

  . if any distribution of the related junior subordinated notes is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

   If the trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the subordinated indenture has occurred and is continuing with respect to any series of related junior subordinated notes, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

   The following will be events of default under the trust agreement:

  . an event of default under the subordinated indenture occurs with respect to any series of related junior subordinated notes; or

  . any other event of default specified in the applicable prospectus supplement occurs.

   If an event of default with respect to a series of related junior subordinated notes occurs and is continuing under the subordinated indenture, and the subordinated indenture trustee or the holders of not less than 33% in principal amount of the related junior subordinated notes outstanding fail to declare the principal amount of all of such junior subordinated notes to be immediately due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding preferred securities will have the right to declare such principal amount immediately due and payable by providing notice to us, the property trustee and the subordinated indenture trustee.

   At any time after a declaration of acceleration has been made with respect to a series of related junior subordinated notes and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the preferred securities may rescind any declaration of acceleration with respect to the related junior subordinated notes and its consequences:

  . if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated notes and other amounts due to the subordinated indenture trustee and the property trustee; and

  . if all existing events of default with respect to the related junior subordinated notes have been cured or waived except non-payment of principal or interest on the related junior subordinated notes that has become due solely because of the acceleration.

   The holders of a majority in liquidation amount of the preferred securities may waive any past default under the subordinated note indenture with respect to related junior subordinated notes, other than a default in the payment of principal of, or any premium or interest on, any related junior subordinated note or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding related junior subordinated note affected. In addition, the holders of at least a majority in liquidation amount of the preferred securities may waive any past default under the trust agreement.

   The holders of a majority in liquidation amount of the preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the trust agreement.

   A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to the holder of principal and any premium or interest on the junior subordinated notes of the related series having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder if we fail to pay principal and any premium or interest on the related series of junior subordinated notes when payable.

   Everest Holdings and the regular trustees are required to furnish annually to the property trustee for the trust certificates to the effect that, to the best knowledge of the individuals providing the certificates, Everest Holdings and the trust are not in default under the trust agreement, or if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

   The trust may not consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below. The trust may, without the consent of the holders of the outstanding preferred securities, consolidate or merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any State if:

  . the successor entity either:

   . expressly assumes all of the obligations of the trust relating to its preferred securities; or

   . substitutes for the trust's preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

  . we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

  . the preferred securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

  . the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

  . the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any substituted successor securities in any material respect;

  . the successor entity has a purpose substantially identical to that of the trust;

  . prior to the merger event, we have received an opinion of counsel from a nationally recognized law firm stating that:

   . the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred securities or any successor securities in any material respect; and

   . following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

  . we or our permitted transferee own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the substituted successor securities at least to the extent provided under the preferred securities guarantee.

   In addition, unless all of the holders of the preferred securities approve otherwise, the trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

   Unless otherwise specified in the prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under "--Amendment of Trust Agreement" and "Description of the Preferred Securities Guarantee--Amendments and Assignment", and as otherwise required by law.

   If any proposed amendment to the trust agreement provides for, or the regular trustees of the trust otherwise propose to effect:

  . any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the trust agreement or otherwise; or

  . the dissolution, winding-up or termination of the trust other than pursuant to the terms of the trust agreement,

then the holders of the preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities.

   Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities, the trustees of the trust may not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for any related junior subordinated notes or direct the exercise of any trust or power conferred on the property trustee with respect to the preferred securities;

  . waive any default that is waivable under the subordinated indenture with respect to any related junior subordinated notes;

  . cancel an acceleration of the principal of any related junior subordinated notes; or

  . consent to any amendment, modification or termination of the subordinated indenture or any related junior subordinated notes where consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of the related junior subordinated notes, then the property trustee must obtain the prior consent of each holder of the preferred securities. In addition, before taking any of the foregoing actions, the property trustee shall obtain an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

   The property trustee will notify all preferred securities holders of the trust of any notice of default received from the subordinated indenture trustee with respect to the junior subordinated notes held by the trust.

   Any required approval of the holders of the preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder's registered address, or to any other address which has been specified in writing, at least 15 days and not more than 90 days before the meeting.

   No vote or consent of the holders of securities will be required for the trust to redeem and cancel the securities in accordance with the trust agreement.

   Notwithstanding that the holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by Everest Holdings, the trustees of the trust or any affiliate of Everest Holdings or any trustees of the trust, shall, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred securities held by Everest Holdings or any of its affiliates may be exchanged for related junior subordinated notes at the election of the holder.

Amendment of the Trust Agreement

   The trust agreement may be amended from time to time by Everest Holdings and the property trustee and the regular trustees of the trust without the consent of the holders of the preferred securities of the trust to:

  . cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred securities in any material respect; or

  . modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated notes held by the trust are treated as indebtedness for United States federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

   Other amendments to the trust agreement of the trust may be made by Everest Holdings and the trustees of the trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated notes held by the trust as indebtedness for United States federal income tax purposes or affect the trust's exemption from the Investment Company Act.

   Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of the trust, the trust agreement may not be amended to:

  . change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

  . restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

   In addition, no amendment may be made to a trust agreement if the amendment would:

  . cause the trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

  . cause the junior subordinated notes held by the trust to not be treated as indebtedness for United States federal income tax purposes;

  . cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

  . impose any additional obligation on Everest Holdings or any trustee of the trust without its consent.

Removal and Replacement of Trustees

   The holder of the trust's common securities may remove or replace any of the regular trustees and, unless an event of default has occurred and is continuing under the subordinated indenture, the property and Delaware trustees of the trust. If an event of default has occurred and is continuing under the subordinated indenture, only the holders of the trust's preferred securities may remove or replace the property and Delaware trustees. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

   Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the trust agreement; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Property Trustee

   For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a default under the trust agreement, undertakes to perform only the duties as are specifically set forth in the trust agreement and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the trust agreement at the request of any holder of the preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which the holders of the preferred securities are entitled to vote, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred and common securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

   The Chase Manhattan Bank, which is the property trustee for the trust, also serves as the senior indenture trustee, the subordinated indenture trustee and the guarantee trustee under the preferred securities guarantee described below. Everest Holdings and certain of its affiliates maintain banking relationships with The Chase Manhattan Bank.

Miscellaneous

   The regular trustees of the trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

  . it will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

  . the junior subordinated notes held by it will be treated as indebtedness of Everest Holdings for United States federal income tax purposes; and

  . it will not be deemed to be an investment company required to be registered under the Investment Company Act.

   Everest Holdings and the trustees of the trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or trust agreement, that Everest Holdings and the trustees of the trust determine to be necessary or desirable for the above purposes.

   Registered holders of the preferred securities have no preemptive or similar rights.

   The trust may not incur indebtedness or place a lien on any of its assets.

Governing Law

   The trust agreement and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

   The preferred securities guarantee will be issued pursuant to a guarantee
agreement, dated as of            , 1999, between us and The Chase Manhattan
Bank, as the guarantee trustee. We have filed a form of the guarantee agreement as an exhibit to the registration statement of which this prospectus is a part. You also may request a copy of the guarantee agreement from the guarantee trustee at its corporate trust office in Edison, New Jersey. The guarantee agreement will be qualified under the Trust Indenture Act of 1939. The terms of the preferred securities guarantee will include those stated in the guarantee agreement and those made part of the guarantee agreement by reference to the Trust Indenture Act. This section summarizes all of the material provisions of the preferred securities guarantee. You should refer to the guarantee agreement for more detailed information. The guarantee agreement will be executed at the time we issue any preferred securities and will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

   The guarantee agreement will be held by the guarantee trustee for the benefit of the holders of preferred securities of the trust.

General

   We will irrevocably agree to pay in full, to the holders of the preferred securities, the guarantee payments described below, except to the extent previously paid. We will pay the guarantee payments when and as due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. The following payments, to the extent not paid by the trust, will be covered by the preferred securities guarantee:

  . any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds available to make the payment;

  . the redemption price, to the extent that the trust has funds available to make the payment; and

  . upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of the trust, other than in connection with a distribution of related junior subordinated notes to holders of the preferred securities, the lesser of:

   . the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

   . the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of the trust.

   Our obligation to make a guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

   The preferred securities guarantee will be subject to the subordination provisions described below and will not apply to the payment of distributions and other payments on the preferred securities when the trust does not have sufficient funds legally and immediately available to make the distributions or other payments.

Status of the Preferred Securities Guarantee

   The preferred securities guarantee will constitute an unsecured obligation of Everest Holdings and will rank:

  . subordinate and junior in right of payment to all of our other liabilities except those that rank equally or are subordinate by their terms; and

  . equal with any other preferred securities guarantee now or hereafter issued by Everest Holdings on behalf of the holders of the preferred securities issued by any other trust.

   The preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the holder of the guaranteed security may sue us to enforce its rights under the preferred securities guarantee without first suing any other person or entity.

Amendments and Assignment

   No consent of the holders of the preferred securities will be required with respect to any changes to the preferred securities guarantee that do not adversely affect the rights of the holders of the preferred securities in any material respect. Other amendments to the preferred securities guarantee may be made only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities. All guarantees and agreements contained in the preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the preferred securities.

Events of Default

   An event of default under the preferred securities guarantee occurs if we fail to make any of our required payments or fail to perform any of our other obligations, and such failure continues for 30 days, under the preferred securities guarantee.

   The holders of at least a majority in aggregate liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

   The holders of a majority in liquidation amount of preferred securities may waive any past event of default and its consequences.

Information Concerning Guarantee Trustee

   The guarantee trustee under the preferred securities guarantee, other than during the occurrence and continuance of a default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After any default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

   The Chase Manhattan Bank, which is the guarantee trustee, also serves as the senior indenture trustee, the subordinated indenture trustee and the property trustee for the trust. Everest Holdings and certain of its affiliates maintain banking relationships with The Chase Manhattan Bank.

Termination of the Preferred Securities Guarantees

   The preferred securities guarantee will terminate once the preferred securities are paid in full or redeemed in full or upon distribution of the related junior subordinated notes to the holders of the preferred securities in accordance with the trust agreement. The preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

   The preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

                      DESCRIPTION OF THE EXPENSE AGREEMENT

   We will execute an expense agreement at the same time that the trust issues the preferred securities. Under the expense agreement, we will irrevocably and unconditionally guarantee to each creditor of the trust the full amount of the trust's costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement. The expense agreement, once executed, will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

   Our obligations under the expense agreement will be subordinated in right of payment to the same extent as the preferred securities guarantee. The expense agreement will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantee.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
               PREFERRED SECURITIES GUARANTEE, EXPENSE AGREEMENT
                AND JUNIOR SUBORDINATED NOTES HELD BY THE TRUST

   Payments of distributions and redemption and liquidation payments due on the preferred securities, to the extent the trust has funds available for the payments, will be guaranteed by us to the extent described under "Description of the Preferred Securities Guarantee". No single document executed by us in connection with the issuance of the preferred securities will provide for a full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of our obligations under the preferred securities guarantee, the trust agreement, the subordinated indenture, the related junior subordinated notes and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities.

   As long as we make payments of interest and other payments when due on the junior subordinated notes held by the trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities, primarily because:

  . the aggregate principal amount of the junior subordinated notes will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;

  . the interest rate and interest and other payment dates on the junior subordinated notes will match the distribution rate and distribution and other payment dates for the preferred securities;

  . we have agreed to pay for any and all costs, expenses and liabilities of the trust except the trust's obligations under its preferred securities; and

  . the trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

   If and to the extent that we do not make payments on the junior subordinated notes held by the trust, the trust will not have funds available to make payments of distributions or other amounts due on the preferred securities. In those circumstances, a holder of the preferred securities will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, the holder may directly sue us to collect its pro rata share of payments owed. If a holder sues us to collect payment, then we will assume the holder's rights as a holder of preferred securities under the trust agreement to the extent we make a payment to the holder in any legal action.

   A holder of any preferred security may sue us to enforce its rights under the preferred securities guarantee without first suing the guarantee trustee, the trust or any other person or entity.

                              PLAN OF DISTRIBUTION

   We may sell the senior notes and the junior subordinated notes and the trust may sell the preferred securities in one or more of the following ways from time to time:

  . to underwriters for resale to the public or to institutional investors;

  . through agents to the public or to institutional investors; or

  . directly to institutional investors.

   The prospectus supplement for each series of senior notes, junior subordinated notes or preferred securities will set forth the terms of the offering of those senior notes, junior subordinated notes or preferred securities, including the name or names of any underwriters or agents. The prospectus supplement for each series of senior notes, junior subordinated notes or preferred securities will also set forth the purchase price of the senior notes, junior subordinated notes or preferred securities, the proceeds to us or the trust from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concession allowed or reallowed or paid to dealers and the securities exchange, if any, on which the senior notes, junior subordinated notes or preferred securities may be listed.

   If underwriters participate in the sale, the senior notes, junior subordinated notes or preferred securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of senior notes, junior subordinated notes or preferred securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the series of senior notes, junior subordinated notes or preferred securities if any are purchased.

   Underwriters and agents may be entitled under agreements entered into with us and/or the trust to indemnification against specific civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

   Each series of senior notes, junior subordinated notes or preferred securities will be a new issue of securities and will have no established trading market. Any underwriters to whom the senior notes, junior subordinated notes or preferred securities are sold for public offering and sale may make a market in those senior notes, junior subordinated notes or preferred securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                                    EXPERTS

   The consolidated financial statements of Everest Holdings incorporated in this registration statement by reference to Everest Holdings' Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

   Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Everest Holdings and the trust, will pass upon the validity of the preferred securities for the trust. Mayer, Brown & Platt, Chicago, Illinois, will pass upon the validity of the senior notes and the junior subordinated notes for Everest Holdings and the preferred securities guarantee for the trust.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Everest Holdings are as follows:

      Securities and Exchange Commission registration fee............. $125,100
      Trustee fees and expenses.......................................   32,500
      Printing expenses...............................................        *
      Legal fees and expenses.........................................  150,000
      Accounting fees and expenses....................................   75,000
      Blue Sky fees and expenses......................................   10,000
      Miscellaneous...................................................        *
                                                                       --------
        Total......................................................... $      *
                                                                       ========

--------
   * To be filed by amendment.

Item 15. Indemnification of Officers and Directors.

   Under Delaware law, a corporation may indemnify a director or officer who becomes a party to an action, suit or proceeding because of his position as a director or officer if (1) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) if the action or proceeding involves a criminal offense, the director or officer had no reasonable cause to believe his conduct was unlawful. Article VII of the certificate of incorporation of Everest Holdings provides that Everest Holdings shall, to the fullest extent permitted by Delaware General Corporation Law: (x) indemnify its officers, directors, employees and agents and (y) advance expenses incurred by its officers, directors, employees or agents in relation to any action, suit or proceeding.
Article VII of the certificate of incorporation of Everest Holdings further provides that Everest Holdings may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Everest Holdings, or who is or was serving at the request of Everest Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him arising in that capacity, whether or not Everest Holdings would be able to indemnify him against the liability under the provisions of the Delaware General Corporation Law. In addition, Article VII of the certificate of incorporation of Everest Holdings provides that its directors shall not be personally liable to Everest Holdings or its stockholders for monetary damages for breach of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c) under Section 174 of the Delaware General Corporation Law, which relates to dividends and repurchases of stock; and (d) for any transaction from which the director derived an improper personal benefit.

   In addition to reiterating the indemnification provisions of certificate of incorporation of Everest Holdings, Article VI, Section 11 of the by-laws of Everest Holdings provides that the indemnification of any director, officer, employee or agent includes reimbursement of expenses, including attorneys' fees and judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any action, suit or proceeding. Article VII, Section 11 also provides that advancements of expenses shall be paid to the director, officer, employee or agent at reasonable intervals in advance of the final disposition of any action, suit or proceeding, upon receipt of an undertaking to repay any amounts advanced by Everest Holdings if it shall ultimately be determined that the person who was advanced any amounts is not entitled to indemnification. If an indemnification claim is not paid in a timely manner to the director, officer, employee or agent, the person has the right to bring suit against Everest Holdings to recover the unpaid amount of the claim.

   Everest Holdings also maintains insurance on its directors and officers, which covers liabilities under the federal securities laws, excluding losses arising from any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities of Everest Holdings within the meaning of Section 16(b) of the Exchange Act.

Item 16. Exhibits.

        1.1    Form of Underwriting Agreement (Senior Notes).
        1.2    Form of Underwriting Agreement (Preferred Securities).
       *2.1    Agreement and Plan of Merger among Everest Holdings,
               Everest Group and Everest Merger, dated as of September
               17, 1999.
       *3.1    Certificate of Incorporation of Everest Holdings
               (incorporated by reference to Exhibit 4.1 to the
               Registration Statement on Form S-8 (No. 333-05771)).
       *3.2    Bylaws (as amended and restated) of Everest Holdings
               (incorporated by reference to Exhibit 3.2 to the Annual
               Report on Form 10-K for the year ended December 31, 1997).
       *3.4    Certificate of Trust of the Trust.
        4.1    Form of Indenture for Senior Notes.
        4.2    Form of Indenture for Junior Subordinated Notes.
        4.3    Form of Senior Note (included in Exhibit 4.1).
        4.4    Form of Junior Subordinated Note (included in Exhibit
               4.2).
       *4.5    Trust Agreement of the Trust.
        4.6    Form of Amended and Restated Trust Agreement for the
               Trust.
        4.7    Form of Preferred Security (included in Exhibit 4.6).
        4.8    Form of Guarantee Agreement.
        4.9    Form of Expense Agreement (included in Exhibit 4.6).
      **5.1    Opinion of Richards, Layton & Finger, P.A., special
               Delaware counsel for Everest Holdings and the Trust.
      **5.2    Opinion of Mayer, Brown & Platt, counsel for Everest
               Holdings and the Trust.
      **8.1    Opinion of Mayer, Brown & Platt relating to certain United
               States tax matters.
       12.1    Statement regarding the computation of ratio of earnings
               to fixed charges.
       23.1    Consent of PricewaterhouseCoopers LLP.
     **23.2    Consent of Richards, Layton & Finger, P.A., (included in
               Exhibit 5.1).
     **23.3    Consents of Mayer, Brown & Platt (included in Exhibit
               5.2).
      *24.1    Powers of Attorney (included on page II-4).
       25.1    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Trustee under the Indenture (Senior Notes).
       25.2    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Trustee under the Indenture (Junior Subordinated Notes).
       25.3    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Property Trustee (Preferred Securities).
       25.4    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Guarantee Trustee (Preferred Securities Guarantee).

--------

*  Previously filed.

** To be filed by amendment.

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the post-effective amendment, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of Everest Holdings' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered in this registration statement, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

  (6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in the names as required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the asserted indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Everest Reinsurance Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, and State of New Jersey, on the 15th day of November, 1999.

                                          Everest Reinsurance Holdings, Inc.

                                               /s/ Stephen L. Limauro

                                          By: ____________________________

                                                  Stephen L. Limauro

                                                 Senior Vice President and
                                                     Comptroller


   Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities indicated on the 15th day of November, 1999.

                 Signature                                     Title
                 ---------                                     -----


         /s/ Joseph V. Taranto*             Chairman and Chief Executive Officer and
___________________________________________   Director (Principal Executive Officer)
             Joseph V. Taranto

         /s/ Stephen L. Limauro             Senior Vice President and Comptroller
___________________________________________   (Principal Financial and Accounting
            Stephen L. Limauro                Officer)

          /s/ Martin Abrahams*              Director
___________________________________________
              Martin Abrahams

          /s/ Kenneth J. Duffy*             Director
___________________________________________
             Kenneth J. Duffy

           /s/ John R. Dunne*               Director
___________________________________________
               John R. Dunne

        /s/ Thomas J. Gallagher*            Director
___________________________________________
            Thomas J. Gallagher

      /s/ William F. Galtney, Jr.*          Director
___________________________________________
          William F. Galtney, Jr.


     /s/ Stephen L. Limauro

*By: ___________________________

        Stephen L. Limauro

         Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty Corner, and State of New Jersey, on the 15th day of November, 1999.

                                          Everest Re Capital Trust

                                          By: Everest Reinsurance Holdings,
                                           Inc.
                                          as Depositor

                                               /s/ Stephen L. Limauro
                                          By:  ________________________________

                                                  Stephen L. Limauro

                                                 Senior Vice President and
                                                     Comptroller

                                 EXHIBIT INDEX

        1.1    Form of Underwriting Agreement (Senior Notes).
        1.2    Form of Underwriting Agreement (Preferred Securities).
       *2.1    Agreement and Plan of Merger among Everest Holdings,
               Everest Group and Everest Merger, dated as of September
               17, 1999.
       *3.1    Certificate of Incorporation of Everest Holdings
               (incorporated by reference to Exhibit 4.1 to the
               Registration Statement on Form S-8 (No. 333-05771)).
       *3.2    Bylaws (as amended and restated) of Everest Holdings
               (incorporated by reference to Exhibit 3.2 to the Annual
               Report on Form 10-K for the year ended December 31, 1997).
       *3.4    Certificate of Trust of the Trust.
        4.1    Form of Indenture for Senior Notes.
        4.2    Formof Indenture for Junior Subordinated Notes.
        4.3    Form of Senior Note (included in Exhibit 4.1).
        4.4    Form of Junior Subordinated Note (included in Exhibit
               4.2).
       *4.5    Trust Agreement of the Trust.
        4.6    Form of Amended and Restated Trust Agreement for the
               Trust.
        4.7    Form of Preferred Security (included in Exhibit 4.6).
        4.8    Form of Guarantee Agreement.
        4.9    Form of Expense Agreement (included in Exhibit 4.6).
      **5.1    Opinion of Richards, Layton & Finger, P.A., special
               Delaware counsel for Everest Holdings and the Trust.
      **5.2    Opinion of Mayer, Brown & Platt, counsel for Everest
               Holdings and the Trust.
      **8.1    Opinion of Mayer, Brown & Platt relating to certain United
               States tax matters.
       12.1    Statement regarding the computation of ratio of earnings
               to fixed charges.
       23.1    Consent of PricewaterhouseCoopers LLP.
     **23.2    Consent of Richards, Layton & Finger, P.A. (included in
               Exhibit 5.1).
     **23.3    Consents of Mayer, Brown & Platt (included in Exhibit
               5.2).
      *24.1    Powers of Attorney (included on page II-4).
       25.1    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Trustee under the Indenture (Senior Notes).
       25.2    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Trustee under the Indenture (Junior Subordinated Notes).
       25.3    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Property Trustee (Preferred Securities).
       25.4    Statement of Eligibility on Form T-1 under the Trust
               Indenture Act of 1939 of The Chase Manhattan Bank, as
               Guarantee Trustee (Preferred Securities Guarantee).

--------

   *Previously filed.

  ** To be filed by amendment.